Exhibit 99.1

SERVISFIRST BANCSHARES, INC.

DECLARES FOURTH QUARTER CASH DIVIDEND

BIRMINGHAM, AL (PR Newswire) – December 15, 2014 – ServisFirst Bancshares, Inc., (NASDAQ: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announced that, at a meeting held on December 15, 2014, its Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on January 15, 2015 to stockholders of record as of January 8, 2015.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola, Florida and Nashville, Tennessee. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

DMange@servisfirstbank.com